Exhibit 10.6

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (“Agreement”) is entered into as of December 27, 2017, by and among Fyoosion, LLC a Delaware limited liability company (“Fyoosion” or the "Seller"), and Grom Social Enterprises, Inc. a Florida corporation (“Purchaser”).

R E C I T A L S

A.       The Board of Directors of the Purchaser and the Mangers of the Seller believe it is in the best interests of each company and their respective stockholders and/or members that the Purchaser, in consideration for the purchase price as set forth herein, acquire the all of assets of the Seller which shall include all assets among things such as goodwill, cash, accounts receivable, prepayments, patents, trademarks, source code, hardware appliances as well as all other documentation, processes, equipment and know how necessary to operate the Seller’s business (the “Assets”) in a manner similar to its current operations.

B.       The Seller, on the one hand, and Purchaser, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the sale of the Assets.

NOW THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the representations, warranties, covenants, agreements, conditions and promises contained herein and therein and other good and valuable consideration as described below, the parties hereby agree as follows:

1.	Sale of Assets.

The Seller shall cause to be sold, assigned, transferred, conveyed and delivered to the Purchaser, at the Closing (as defined in Section 1.5), good and valid title to but not limited to:

(a)       the Fyoosion software (the “Apps”);

(b)       the domain name listed on Schedule 1.1 (b);

(c)       all source code and object code pertaining to the Apps;

(d)       all web pages, image files and html code pertaining to the websites;

(e)       all online accounts, including usernames and passwords, for the App or the Websites including the

Amazon cloud hosting account, the iTunes App Store account, the Google Play account, the Apps’ Facebook pages, and any other social media or online accounts pertaining to the Apps or the Websites; All design assets pertaining to the Apps or the Websites including image files, wire frames, and mock-ups;

(f)       all product documentation pertaining to the Apps or the Websites including use cases and technical support matters;

(g)       the goodwill associated with or used exclusively in connection with the operation of the Apps and the Websites;

(h)       all of Seller’s rights and obligations to the extent arising under any contracts identified on Schedule 1.1(i) attached hereto (the “Assumed Contracts”); any contract identified as an Assumed Contract must have a zero ($-0-) balance which is documented with a current statement as of date of Closing. Seller warrants that it has disclosed to the Purchaser, any and all contracts currently entered into by the Seller, necessary to maintain the Fyoosion website and to preserve the value of the Assets being conveyed.

(i)       all databases and user data owned by Seller and used in the operation of the Apps and Websites, including specifically customer lists, subscriber lists and information relative to users who downloaded the Apps;

(j)       all inventions, trademarks, trade names, service marks, trade secrets, copyrights, and any applications therefor, and all computer software programs, or applications and tangible or intangible proprietary information or material (“Intellectual Property”) owned by Seller and used in the Apps; and

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(k)       all available sales literature, promotional literature, customer, supplier and distributor lists, art work, and purchasing records used in the operation of the Apps or the Websites.

(l)       The form of Bill of Sale is attached hereto and incorporated herein as Exhibit "A".

1.2       Assumed Liabilities. The Purchaser shall assume all accounts payable balances of the Seller as of the Closing to the creditors listed in Exhibit “B”. Purchaser will not assume any other liabilities of the Seller whatsoever.

1.3 Purchase Price for the Assets. The total initial purchase consideration is 300,000 shares of Purchaser’s Common Stock (the “Shares”), issuable to Seller or its assigns and to be delivered at Closing. The Shares shall be subject to the terms and conditions of that certain “leak-out” agreement in the form attached hereto and incorporated herein as if set forth, as Exhibit “C.” As a material term of this Agreement, a duly authorized Manager of Purchaser and/or each of Seller’s assigns shall be obligated to sign and deliver to Purchaser a duly executed Leak-Out Agreement.

1.4 Contingent Earnout. A Contingent Earnout of up to an additional 200,000 shares of Purchaser’s Common Stock may be earned and will become payable to the Seller or its assigns only if the business attributable to the Assets achieves the following performance goal, post-Closing:

(a)      The businesses relating to the use of the Assets attain a minimum of $125,000 in pre-tax earnings before interest, taxes, depreciation and amortization (“EBITDA”) calculated using generally accepted accounting principles (“GAAP”) for the one-year period post-closing. This calculation shall be based upon the Assets stand-alone performance excluding any of Purchaser’s intercompany revenue and expense, not including any corporate fees or charges.

(b)      If Seller is no longer in existence at the time the Contingent Earnout is earned and paid, the Contingent Earnout shall be paid to the former members of Seller in the following proportions: 38% to WEI, 9% to SEP, 7% to Dimitry Polonskiy and 46% to Abhishek Jain.

1.5 Employment Agreements. As part of the consideration for the Assets, Abhishek Jain and Dimitry Polonskiy shall each agree to the terms and conditions of those respective employment agreements, attached hereto and incorporated herein as Exhibits D-1 and D-2.

1.6 The Closing. The Closing of the sale of the Assets (the "Closing") shall take place at the offices of the Purchaser at 5:00 p.m. on December 29, 2017, or such other time and location as the parties hereto may so agree in the future.

(a)      At Closing, the Seller shall execute and deliver, or shall cause to be executed and delivered to the Purchaser such bills of sale, in the reasonable judgment of the Purchaser and its counsel that are deemed be necessary or appropriate to assign, convey, transfer and deliver to the Purchaser good and valid title to the Assets free of any Encumbrances;

(b)      The Purchaser shall deliver to the Seller or its assigns a certificate for the Shares and the signed Employment Agreements referenced in 1.5, above;

(c)      If, at any time after the Closing, any further action is reasonably determined by the Purchaser to be necessary or desirable to carry out the purposes of this Agreement or to vest the Purchaser with full right, title and possession of and to all of the Assets, the officers and directors of the Purchaser shall be fully authorized (in the name of the Seller and otherwise) to take such action.

2.	Representations and Warranties of the Seller.

The Seller hereby represents and warrants, to and for the benefit of the Purchaser, as follows:

2.1       Organization. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than "Fyoosion LLC.”

2.2 Authority to Act. The Seller has taken all action legally required to sell the Assets to the Purchaser and has obtained all consents of its Managers and/or Members to engaged in the sale of the Assets herein. The Seller has the absolute and unrestricted right, power and authority to enter (as defined in this subsection), into and to perform its obligations under this Agreement.

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2.3 Title to the Assets. The Seller owns (and will own as of the Closing Date), and has (and will have as of the Closing Date) good and valid title to, all of the Assets, all of which are free and clear of any Encumbrances. The Assets collectively constitute, as of the date hereof, and will collectively constitute, as of the Closing, all of the properties, rights, interests and other tangible and intangible assets necessary to enable the Purchaser to conduct the business of Fyoosion in the manner in which such business had been conducted and in the manner in which such business is proposed to be conducted.

2.3 Proceedings; Orders. There is no pending Proceeding, and, to the knowledge of the Seller, no Person has threatened in writing to commence any Proceeding: (i) that involves the Seller or that otherwise relates to or could reasonably be expected to affect any of the Assets or the Business (whether or not any Seller is named as a party thereto); or (ii) that no challenges that could reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Assets, have been asserted and no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to directly or indirectly give rise to or serve as a basis for the commencement of any proceeding involving the sale of the Assets

2.4 Non-Contravention; Consents. The consummation or performance by the Seller herein will not directly or indirectly (with or without notice or lapse of time):

(a)       contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge this transaction or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Seller, or any of the assets of the Seller, is subject;

(b)       cause any of the Assets to be reassessed or revalued by any taxing authority or other Governmental Body;

(c)       contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is to be included in the Assets or is held by the Seller or any employee of the Seller; or

(d)       result in the imposition or creation of any encumbrance upon or with respect to any of the Assets.

(e)       the Seller neither was, is or will be required to make any filing with or give any notice to, or to obtain any consent from, any person in connection with the execution and delivery of the Assets.

2.5 Brokers. Other than Tempest Holdings, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the sale of the Assets based upon arrangements made by or on behalf of the Seller or any of its Representatives.

2.6 Restricted Securities. The Seller understands that the Shares have not been, and will not be, registered under the Securities Act, are being issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Seller’s representations as expressed herein. The Seller understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Seller and its assigns must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Seller acknowledges that the Purchaser has no obligation to register or qualify the Shares for resale. The Seller further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Purchaser which are outside of the Seller’s control, and which the Purchaser is under no obligation and may not be able to satisfy.

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2.7 Legends. The Seller understands that the certificate representing ownership of the Shares may be notated with the following legend:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

3.	Representations and Warranties of the Purchaser.

The Purchaser represents and warrants, to and for the benefit of the Seller, as follows:

3.1       Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

3.2       Authority; Binding Nature of Agreements. The Purchaser has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement.

3.3       Non-Contravention; Consents. This agreement does not conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of the Purchaser.

3.4       Valid Issuance. The Shares to be issued in connection with this Agreement will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and non-assessable restricted common stock subject to provisions of Rule 144.

3.5       Brokers. The Purchaser has not become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

3.6       Purchaser agrees to provide $100,000 in cash at Closing for working capital. Seller agrees and acknowledges that all disbursement of the aforesaid funds shall be in the discretion of and shall be controlled by Purchaser.

4.       Pre-Closing Covenants of the Seller.

4.1       Operation of Business. The Seller shall ensure during the Pre-Closing Period:

(a)       the Seller conducts its respective businesses and operations in the ordinary course and in accordance with prudent practices

(b)       the Seller does not enter into any transaction or take any other action outside the Ordinary Course of Business;

5.       Additional Covenants of the Parties.

5.1       Additional Agreements. The Seller and the Purchaser shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the transaction. Each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Transaction.

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6.       Conditions Precedent to the Purchaser's Obligation to Close.

The Purchaser's obligation to purchase the Assets and the obligation of the Purchaser to take the other actions required to be taken by it at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part, in writing or by otherwise effecting the Closing):

6.1       Accuracy of Representations. The representations and warranties made by each of the Seller in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing as if made on the Closing date except for any such representations and warranties made as of a specific date, which shall have been accurate in all material respects as of such date.

6.2       Performance of Obligations. All of the covenants and obligations that the Seller are required to comply with or to perform at or prior to the Closing shall have been duly complied with and performed in all material respects.

6.3       Member Approval. This Agreement and Asset sale shall have been duly approved by the Required Member Approval.

6.4       Consents. Each of the Consents identified in the Disclosure Schedule, and all other Consents required or which the Purchaser reasonably determines it appropriate to be obtained in connection with the Transactions, shall have been obtained and shall be in full force and effect.

6.5       No Material Adverse Change. There shall have been no material adverse change in the Assets and no event shall have occurred and no condition or circumstance shall exist that could reasonably be expected to give rise to any such material adverse change.

6.6       Due Diligence. The Purchaser determines in its sole discretion that it is satisfied with the results of its due diligence review of the Seller.

6.7       No Prohibition. Neither the consummation nor the performance of any the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Purchaser or any Person affiliated with either of them to suffer any adverse consequence under, any applicable Legal Requirement or Order.

6.8       Litigation. There shall not be pending or threatened any Legal Proceeding: (a) challenging or seeking to restrain or prohibit the consummation of the Transactions; (b) relating to the sale of the Assets and seeking to obtain from the Purchaser any damages or other relief that may be material to the Purchaser; (c) that could materially and adversely affect the right of the Purchaser to own or use the Assets; or (e) seeking to compel the Purchaser to dispose of or hold separate any material assets as a result of the sale of the Assets.

6.9       Release of Liens. The Seller hereby certifies that there are no Liens or Encumbrances on the Assets.

7.        Conditions Precedent to the Seller's Obligation to Close.

The Seller’s obligation to sell the Assets and to take the other actions required to be taken by the Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Seller, in whole or in part, in writing or by otherwise effecting the Closing):

7.1 Accuracy of Representations. The representations and warranties made by the Purchaser in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date, except for any such representations and warranties made as of a specific date, which shall have been accurate in all material respects as of such date, and except that any inaccuracies in such representations and warranties will be disregarded if, after aggregating all inaccuracies of such representations and warranties (without duplication), such inaccuracies and the circumstances giving rise to all such inaccuracies do not constitute a material adverse effect on Purchaser.

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7.2 Purchaser’s Performance. All of the covenants and obligations that the Purchaser is required to comply with or to perform at or prior to the Closing shall have been duly complied with and performed in all material respects.

8.        Survival, Indemnification

8.1 Survival of Representations and Covenants.

(a)       The representations, warranties, covenants and agreements contained herein shall survive (without limitation): (i) the Closing and the sale of the Assets to the Purchaser; (ii) any sale or other disposition of any or all of the Assets by the Purchaser; and (iii) the dissolution or liquidation of any party to this Agreement. Except as set forth in Section 9.1(c), all of said representations, warranties, covenants and obligations shall survive without limitation as to time, unless the covenant or agreement specifies a term, in which such covenant or agreement shall survive until the expiration of such specified term.

(b)       The representations, warranties, covenants and obligations of the Seller, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any knowledge of, any of the Indemnitees or any of their Representatives.

(c)       For purposes of this Agreement, a "Claim Notice" relating to a particular representation or warranty shall be deemed to have been given if any Indemnitee, acting in good faith, delivers to the Seller a written notice stating that such Indemnitee believes that there is or has been a possible Breach of such representation or warranty and containing (i) a brief description of the circumstances supporting such Indemnitee's belief that there is or has been such a possible Breach, and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential Damages that have arisen and may arise as a direct or indirect result of such possible Breach.

(d)       Indemnification by the Seller The Seller agrees to hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with any Breach of any of the representations or warranties made by the Seller; and

(e) The parties hereto hereby confirm and acknowledge that Watson Enterprises, Inc., its affiliates, management and employees and Kitt Watson: (i) make no representations or warranties respecting the Seller, the Assets or its business; and (ii) shall not be responsible directly or indirectly under any theory of liability for claims of the Buyer or its successors or assigns, including, without limitation and without restriction, any claims for indemnity as may arise hereunder.

9.        Miscellaneous Provisions.

9.1 Further Assurances. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

9.2 Fees and Expenses. Each party shall be responsible for their own fees and expenses

9.3 Attorneys' Fees. If any legal action or other legal proceeding relating to this Agreement is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

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9.4 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by email transmission with proof of receipt,) to the address set forth beneath the name of such party below (or to such other address or email address as such party shall have specified in a written notice given to the other parties hereto):

If to the Seller:

Fyoosion LLC

4 Poplar Avenue

North Brunswick, NJ. 08902

Attn: Abhishek Jain

If to Purchaser:

Grom Social Enterprises, Inc.

2060 NW Boca Raton, Boulevard

Suite #6

Boca Raton, Fl. 33431

Attn: Melvin Leiner, Executive Vice President

9.5 Time of the Essence. Time is of the essence of this Agreement.

9.6 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

9.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

9.8 Governing Law; Venue(a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Florida (without giving effect to principles of conflicts of laws).

(b) The Purchaser and the Seller agree that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against the Seller in or before such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

9.9 Successors and Assigns; Parties in Interest.

(a) This Agreement shall be binding upon: the Seller and its successors and assigns (if any) and the Purchaser and their successors and assigns (if any). This Agreement shall inure to the benefit of: the Seller; the Purchaser; the other Indemnitees (subject to Section 9.6); and the respective successors and assigns (if any) of the foregoing.

(b) Purchaser may freely assign any or all of their respective rights under this Agreement (including their indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other Person. The Seller shall not be permitted to assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the Purchaser.

(c) Except for the provisions of Section 9 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any). Without limiting the generality of the foregoing, (i) no employee of the Seller shall have any rights under this Agreement, and (ii) no creditor of the Seller shall have any rights under this.

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9.10 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The Seller agrees that: (a) in the event of any Breach or threatened Breach by the Seller of any covenant, obligation or other provision set forth in this Agreement, the Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and (b) neither the Purchaser nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

9.11 Waiver.

(a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.12 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Seller.

9.13 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

9.14 Entire Agreement. This Agreement sets forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

(balance of page intentionally left blank – signature page follows)

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IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed and delivered as of the date first set forth above.

Seller:

FYOOSION LLC

By: /s/ Abhiskek Jain

Its: Manager

Purchaser:

GROM SOCIAL ENTERPRISES, INC.

By: /s/ Melvin Leiner

Melvin Leiner, Executive Vice President

Title: CEO

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EXHIBIT "A"

BILL OF SALE

BILL OF SALE dated December 27, 2017, from Fyoosion, LLC a Delaware limited liability company (“Seller"), to Grom Social Enterprises, Inc. a Florida corporation (“Buyer”).

WITNESSETH, that in exchange for good and valuable consideration, the receipt of which is hereby acknowledged by Seller, Seller hereby sells, conveys, transfers, assigns and delivers to Buyer, its successors and assigns, to have and hold forever the following personal property in which Seller has good and marketable title, free and clear of all liens and encumbrances.

(a)       the Fyoosion software (the “Apps”);

(b)       the domain name “www.fyoosiaon.com”;

(c)       all source code and object code pertaining to the Apps;

(d)       all web pages, image files and html code pertaining to the websites;

(e)       all online accounts, including usernames and passwords, for the App or the Websites including the Amazon cloud hosting account, the iTunes App Store account, the Google Play account, the Apps’ Facebook pages, and any other social media or online accounts pertaining to the Apps or the Websites; All design assets pertaining to the Apps or the Websites including image files, wire frames, and mock-ups;

(f)       all product documentation pertaining to the Apps or the Websites including use cases and technical support matters;

(g)       the goodwill associated with or used exclusively in connection with the operation of the Apps and the Websites;

(h)       all of Seller’s rights and obligations to the extent arising under any contracts identified on Schedule 1.1(i) to that certain Asset Purchase Agreement, of which this Bill of Sale is a part (the “Assumed Contracts”);.

(i)       all databases and user data owned by Seller and used in the operation of the Apps and Websites, including specifically customer lists, subscriber lists and information relative to users who downloaded the Apps;

(j)       all inventions, trademarks, trade names, service marks, trade secrets, copyrights, and any applications therefor, and all computer software programs, or applications and tangible or intangible proprietary information or material owned by Seller and used in the Apps; and

(k)       all available sales literature, promotional literature, customer, supplier and distributor lists, art work, and purchasing records used in the operation of the Apps or the Websites.

A-1

IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale to be signed the day and year first above written.

Seller:

FYOOSION LLC

By: /s/ Abhishek Jain

Its: Manager

Buyer:

GROM SOCIAL ENTERPRISES, INC.

By: /s/ Melvin Leiner

Melvin Leiner, Executive vice President

Title: CEO

A-2

EXHIBIT “B”

ASSUMED LIABILITIES

AP Summary	Amount

Abhishek	$10,000.00
Dimitry	$10,000.00
Tempest (Norman)	$37,500.00
Martin	$6,280.00
CVSI	$75,238.00
CLI Marketing	$7,720.00
CLI Dev	$14,673.00
Reliance Accounting	$5,835.00
Call Center - Teleiman	$49,000.00
Kount	$3,000.00
Luda, Maria	$2,000.00
Oasis Ads	$435.00
GrabAds	$395.00
ClickDealer	$10,155.00
Matomy	$2,500.00
ClickSo	$1,750.00
MicroCube	$750.00
W4	$240.00
Media Octane	$795.00
Digital Remedy	$6,000.00
Mint	$11,305.00
Leet Marketing	$2,580.00
CLM	$4,206.00

TOTAL	$262,357.00

B-1

EXHIBIT “C”

FORM OF LEAKOUT AGREEMENT

December __, 2017

Grom Social Enterprises, Inc.

2060 NW Boca Raton Blvd., #6

Boca Raton, FL, 33431

Re:	Leakout Agreement

Gentlemen:

The undersigned is a beneficial owner of shares of the common stock of Grom Social Enterprises, Inc. (the "Company"), par value $.001 per share (the "Shares"). The Shares were acquired as part of that certain Asset Purchase Agreement between the Company and Fyoosion LLC (the “Agreement”). As part of the consideration included in the Agreement, the undersigned has agreed to execute and deliver to the Company this “leak-out” agreement applicable to the Shares and agrees to the terms and conditions contained hereinbelow.

The undersigned does agree, for the benefit of the Company that the undersigned will not, without the prior written consent of the Company, in its sole discretion offer to sell, sell assign, pledge, hypothecate, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of the Shares owned by the undersigned, or subsequently acquired through the exercise of any options, warrants or rights, or conversion of any other security, or by reason of any stock split or other distribution of stock, or grant options, rights or warrants with respect to any such Shares, during the twelve (12) month period commencing on the effective date of the Agreement, except as follows: The undersigned shall have the right, but not the obligation, to sell that number of Shares equal to 25% of the daily average trading volume. Additional Shares may only be sold by the undersigned with the consent of the Company, in its sole discretion. Furthermore, the undersigned will permit all certificates evidencing the Shares to be endorsed with the appropriate restrictive legends and will consent to the placement of appropriate stop transfer orders with the transfer agent of the Company.

Notwithstanding the foregoing, the undersigned may sell or dispose of the Shares, provided that such sale or disposition is a privately negotiated transaction, the transaction is in compliance with federal and state securities laws and other applicable laws in the written opinion of counsel to the undersigned, which counsel must be acceptable to the Company and its counsel, and the acquirer of the Shares executes a letter agreement with the Company substantially identical to the terms contained herein.

Very truly yours

__________________________

(signature of holder)

__________________________

Please Print Name(s)

__________________________

Number of shares of Common

Stock owned

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EXHIBIT “D-1”

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is entered into on January 1, 2018 and is effective for all purposes as of the Effective Date (as defined below), by and between Grom Social Enterprises, Inc., a Florida corporation (the “Company”, or “Grom”), and Abhishek Jain (the “Employee”).

RECITALS:

WHEREAS, the Company and the Employee now desire to enter into this Agreement to memorialize the terms and conditions under which the Employee shall hereinafter serve as Grom’s Vice of Digital Marketing.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.            Certain Definitions. The following capitalized terms shall have the following meanings. All other capitalized terms used herein shall have the meanings set forth in this Agreement.

(a)             “Cause”: For purposes of this Agreement, the Company shall have “Cause” to terminate the Employee’s employment hereunder for any of the following actions: (i) the Employee causing material harm to the Company through (A) an uncured material breach by the Employee of the terms and provisions of this Agreement or (B) the commission by Employee of an act or acts of gross negligence, dishonesty, fraud or willful malfeasance in the performance of his duties hereunder, (ii) Employee is indicted for, or convicted of, or pleads guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude or a felony under federal or applicable state law, or (iii) the Employee’s uncured failure to perform his material duties under this Agreement.

(b)            “Common Stock” means the shares of common stock, par value $0.001 per share, of the Company.

(c)            “Contract Year” shall be a calendar year.

(e)             “Disability” shall mean the absence of the Employee from the Employee’s duties to the Company for a total of 30 consecutive days, or 60 days during any one six-month period as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company and acceptable to the Employee or the Employee’s legal representative (such agreement as to acceptability not to be withheld unreasonably)

(f)             “Effective Date” means January 1, 2018.

(g)            “Good Reason”: The Employee shall have Good Reason to resign from employment upon the occurrence of any of the following events:

(i)    a material breach of this Agreement by the Company.

The Employee must provide to the Company written notice of his resignation within ten (10) days following the occurrence of the event or events constituting Good Reason and the Company shall have a period of thirty (30) days following its receipt of such notice (the “Cure Period”), the Employee shall still be entitled to pay and benefits during the period in which to cure such event or events. If the Company does not cure the event or events constituting the basis for Good Reason by the end of the Cure Period, the Employee may resign from employment within seven (7) days immediately following the last day of the Cure Period. A resignation or other voluntary termination of employment by the Employee that does not comply with the requirements of this Section 1(g) shall not constitute termination for Good Reason.

(h)            “Section 409A” shall mean, collectively, Section 409A of the Internal Revenue Code of 1986, as amended, and the Department of Treasury Regulations and other interpretive guidance promulgated thereunder, including without limitation any such regulations or other guidance that may be issued after the date of this Agreement.

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(i) “Fyoosion” shall mean the Grom business unit housing the assets/business purchased by the Company from Fyoosion, LLC on December 29, 2017.

2.             Employment.

(a)            The Company shall continue to employ the Employee and the Employee shall remain employed by the Company during the Contract Term (as defined below) in the position set forth in Section 3 and upon the other terms and conditions herein provided unless the Employee’s employment is terminated earlier as provided in Section 7 hereof.

(b)            The term of this Agreement shall begin on the Effective Date and shall end on the one (1) year anniversary of the Effective Date (the “Initial Term”) and, after the expiration of the Initial Term, this Agreement shall automatically renew for successive one (1) year terms (each a “Renewal Term” and, collectively with all Renewal Terms and the Initial Term, the “Contract Term”), unless this Agreement is otherwise terminated pursuant to the terms hereof. Either party may give written notice of intent not to renew at least 30 days prior to the end of the Initial Term.

3.             Position and Duties.

(a)            During the Contract Term, the Employee shall serve as:

     (i)   the Vice President of Digital Marketing.

(b)            The Employee shall be required to spend substantially all of his business time on the business and affairs of the Company.

4.             Confidential Information; Non-Solicitation; Non-Disparagement; and Return of Company Property.

(a)            Confidential Information. The Employee acknowledges that he has had and will have access to confidential information (including, but not limited to, current and prospective confidential know-how, marketing plans, business plans, financial and pricing information, and information regarding acquisitions, mergers and/or joint ventures) concerning the business, customers, clients, contacts, prospects and assets of the Company and its subsidiaries “ Grom Entities”) that is unique, valuable and not generally known outside the Grom Entities, and which was obtained from the Grom Entities or which was learned as a result of the performance of services by the Employee on behalf of the Grom Entities (“Confidential Information”). The Employee agrees that he will not, at any time, directly or indirectly, use, divulge, furnish or make accessible to any person any Confidential Information, but instead will keep all Confidential Information strictly and absolutely confidential and use such Confidential Information in the furtherance of the business of the Grom Entities; provided, however, that this provision shall not prevent the Employee from using his general business skill and knowledge in any future employment to the extent such skill and knowledge is not specifically related to the business of the Confidential Information. The Employee will deliver promptly to the Company, at the termination of his employment or at any other time at the Company’s request, without retaining any copies (other than Employee Records, as defined below), all documents and other materials in his possession relating, directly or indirectly, to any Confidential Information. For purposes of this Agreement, “Employee Records” shall mean any written or electronic records of the Employee’s personal contacts.

(b)            Employee acknowledges and recognizes the competitive nature of the business of the Company and its affiliates and accordingly agrees as follows: During his employment and for an twenty-four (24) month period commencing from the Date of Termination, Employee will not, directly or indirectly engage in any of the following actions with any company operating the Restricted Area (as defined below): (a) engage in any business for Employee's own account that competes with the business of the Company or its affiliates, (b) enter the employ of, or render any services to, any person engaged in any business that competes with the business of the Company or its affiliates or (c) acquire a financial interest in any person engaged in any business that competes with the business of the Company or its affiliates, directly or indirectly, as an individual, partner, stockholder, officer, director, principal, agent, trustee or consultant. Notwithstanding anything to the contrary in this Agreement, Employee may, directly or indirectly, own, solely as an investment, securities of any person engaged in the business of the Company or its affiliates which are publicly traded on a national or regional stock exchange or on an over-the-counter market if Employee (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own five percent (5%) or more of any class of securities of such person.

(c)            Non-Solicitation of Employees. During the Contract Term and for a period of two (2) years thereafter, the Employee shall not directly or indirectly, hire or recruit or solicit the employment or services of (whether as an Employee, officer, director, agent, consultant or independent contractor), any Employee, officer, director, full-time consultant or independent contractor of the Grom Entities.

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(d)            Non-Solicitation of Business Partners. The Employee shall not directly or indirectly, solicit or encourage, or attempt to solicit or encourage, any customers, suppliers, licensees, agents, consultants or independent contractors or other business partners or business affiliates of the Grom Entities (collectively, “Business Partners”), to cease doing business with or modify their business relationship with the Grom Entities, or in any way intentionally interfere with the relationship between any such Business Partner and the Grom Entities (regardless of who initiates the contact).

(e)            Non-Disparagement. The Employee shall not make, and shall not cause or direct any person or entity to make, any disparaging or untrue comments or statements, whether written or oral, about any Grom Entity (or any shareholder, member, director, manager or officer thereof). No Grom Entity shall make, and shall not cause or direct any person or entity to make, any disparaging or untrue comments or statements, whether written or oral, about Employee. “Disparaging” comments or statements include such comments or statements which discredit, ridicule, or defame any person or entity or place such person or entity in a negative light or impair the reputation, goodwill or commercial interest thereof.

(f)             Return of Company Property/Passwords. The Employee hereby expressly covenants and agrees that following termination of the Employee’s employment with the Company for any reason or at any time upon the Company’s request, the Employee will promptly return to the Company all property of the Company in his possession or control (whether maintained at his office, home or elsewhere), including, without limitation, all Company passwords, credit cards, keys, laptop computers, cell phones and all copies of all management studies, business or strategic plans, budgets, notebooks and other printed, typed or written materials, documents, diaries, calendars and data of or relating to the Grom Entities or their personnel or affairs, in whatever media maintained; provided, that, the Employee shall be permitted to retain his Employee Records.

(g)            Remedies for Breach. The Employee acknowledges that a breach of this Section 4 would immediately and irreparably harm the Grom Entities and that a remedy at law would be inadequate to compensate the Grom Entities for their losses by reason of such breach and therefore that the Company and/or the Grom Entities shall, in addition to any other rights and remedies available under this Agreement, at law or otherwise, be entitled to an injunction to be issued by any court of competent jurisdiction enjoining and restraining the Employee from committing any violation of this Section 4, without the necessity of proving actual damages or posting bond, and the Employee hereby consents to the issuance of such injunction.

5.             Place of Employment. During his employment hereunder, the Employee shall be based at the Employee’s current office located at Employee’s principal place of employment shall be North Brunswick, New Jersey. All reasonable commuting expenses from New Jersey to the Company’s corporate offices in Florida as well as all reasonable out of pocket expense shall be reimbursed by the Company.

6.             Compensation and Related Matters. During the Employee’s employment hereunder, the Employee shall be paid the compensation and shall be provided with the benefits described below:

(a)            Annual Base Salary. The Employee’s annual base compensation (“Annual Base Salary”) shall be $60,000 payable in monthly installments of $5,000 and payable in accordance with the Company’s prevailing payroll practices.

(b)            Additional Compensation. Based upon the goals and objectives agreed to with the Board of Directors, the Employee will be eligible for a bonus in an amount up to a maximum of $10,000 per month based upon the profitability of Fyoosion using GAAP post-closing. Grom’s Chief Financial Officer shall have the sole discretion over whether the Fyoosion bonus has been achieves and any bonus amount.

(c)            Equity Compensation. As part of Employee’s compensation package Employee shall receive a non-qualified stock option (the “Option”) exercisable for a period of five years to purchase 100,000 shares of the Common Sock of the Company at a strike price of $1.50 per share. This option shall vest pro-rata over a 36-month period at the rate of 2,777 shares per month commencing on February 1, 2018. These options only vest if Fyoosion attains profitability post-closing. If Fyoosion is not profitable, the options shall not vest The terms related to Options are as follows:

(i)	All vested options must be exercised within 90 days from the termination of employment

(ii)	Options, whether vested or unvested shall be immediately forfeited in the event of termination of employment for cause and including, but not limited to, fraud, theft, Employee dishonesty and violation of Company policy; purchasing or selling securities of the Company without written authorization information guidelines, breaching any duty of confidentiality including that required competing with the Company; or a finding by the Company's Board that the Employee has acted against the interests of the Company

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Upon the occurrence of any of the following events, the Employee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided unless otherwise specifically provided in a written agreement between the Employee and the Company relating to such Options:

If the shares of common stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of its common stock as a stock dividend on its outstanding common stock, the number of shares of common stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

- If the Company is to be consolidated with or acquired by another entity pursuant to an Acquisition, the Board of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of common stock in connection with the Acquisition; or (ii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options over the exercise price thereof.

- In the event of a recapitalization or reorganization of the Company pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of common stock, the Employee upon exercising Options shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Options prior to such recapitalization or reorganization.

- Except as expressly provided herein, no issuance by the Company of shares of common stock of any class or securities convertible into shares of common stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities of the Company.

(d)            Benefits. The Employee shall be entitled to participate in or receive benefits under any Employee benefit plan or other arrangement made available by the Company to any of its Employees (including, without limitation, the Company’s medical, 401(k) and similar plans as may be approved by the Board, collectively, the “Benefits”), on terms at least as favorable as those on which other senior Employees of the Company shall participate with Employee contribution for benefit plans determined annually; provided, however, that the Employee shall be entitled to four weeks of paid vacation during each Contract Year, exclusive of Company holidays.

(e)            Expenses. The Company shall reimburse the Employee for all reasonable travel and other business expenses incurred by the Employee in the performance of his duties to the Company hereunder. Such expenses shall be reimbursable in accordance with prevailing policies of the Company upon submission of verifiable receipts.

7.            Termination. The Employee’s employment hereunder may be terminated prior to the end of the Contract Term by the Company or the Employee, as applicable, without any breach of this Agreement only under the following circumstances:

(a)            Death. This Agreement and the Employee’s employment hereunder shall terminate upon the Employee’s death.

(b)            Disability. If the Disability of the Employee has occurred during the Contract Term, the Company may give the Employee written notice of its intention to terminate the Employee’s employment. In such event, the Employee’s employment with the Company (including the rights to receive compensation and benefits, except as otherwise required by law) shall terminate effective on the 30th day after receipt of such notice by the Employee, provided that within the 30 days after such receipt, the Employee shall not have returned to full-time performance of his duties.

(c)            Cause. The Company may terminate the Employee’s employment hereunder for Cause immediately upon the Company providing notice of termination to Employee.

(d)            Without Cause. The Company may terminate the Employee’s employment hereunder without Cause upon 30 days’ notice.

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(i)                 In the event the Company terminates Employee’s employment for Good Reason, the Company shall pay the Employee severance as follows: the Employee shall be eligible for 3 months of severance payments at the monthly rate of $5,000.00 payable in accordance with the Company’s payroll policies.

(ii)                In the event the Company terminates Employee’s employment before the end of the Initial Term for Cause or Employee resigns his employment without Good Reason, Employee will be entitled to the salary and benefits he has accrued up until that date, but the Company shall have no further obligations to Employee and shall have no obligation to pay Employee a bonus, pro-rated or otherwise, for the work he has performed during the year of the termination.

(e)             Good Reason. The Employee may resign from his employment for Good Reason (as provided in Section 1(g)).

(f)              Resignation without Good Reason. The Employee may resign his employment without Good Reason upon 30 days written notice to the Company.

(g)             Notice of Termination. Any termination of the Employee’s employment hereunder by the Company or the Employee (other than by reason of the Employee’s death) shall be communicated by a notice of termination to the other party hereto. For purposes of this Agreement, a “notice of termination” shall mean a written notice which (i) indicates the specific termination provision in the Agreement relied upon, (ii) sets forth in reasonable detail any facts and circumstances claimed to provide a basis for termination of the Employee’s employment under the provision indicated and (iii) specifies the effective date of the termination.

8.             Arbitration. In the event that the Company or the Employee, his spouse or any other person claiming benefits on behalf of or through Employee, has a dispute or claim based upon this Agreement, including the interpretation or application of the terms and provisions of this Agreement, the sole and exclusive remedy is for that party to submit the dispute to binding arbitration in accordance with the rules of arbitration of the American Arbitration Association (“AAA”) in Florida. Any arbitrator selected to arbitrate any such dispute shall be independent and neutral and will have the power to interpret this Agreement. Any determination or decision by the arbitrator shall be binding upon the parties and may be enforced in any court of law. The expenses of the arbitrator will be paid 50% by the Company and 50% by Employee, his spouse or other person, as the case may be, provided that the arbitrator shall be free to apportion such fees between the parties as he/she may determine in his/her discretion as permitted by the AAA rules of arbitration. The parties agree that this arbitration provision does not apply to the right of the Employee to file a charge, testify, assist or participate in any manner in an investigation, hearing or proceeding before the Equal Employment Opportunity Commission or any other agency pertaining to any matters covered by this Agreement and within the jurisdiction of the agency; and that the prevailing party shall receive attorney’s fees.

9.             Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the Company, the Employee and their respective successors, assigns, personal and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.

10.           Governing Law. This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of Florida, without reference to principles of conflicts or choice of law under which the law of any other jurisdiction would apply.

11.           Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

12.           Notices. Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile transmission or certified or registered mail, postage prepaid, as follows:

If to Employee:

Abhishek Jain

4 Poplar Avenue

North Brunswick, NJ. 08902

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If to Company:

Grom Social Enterprises, Inc.

2060 NW Boca Raton Blvd., Suite #6

Boca Raton, FL 33431

Attention: Melvin Leiner, Executive VP

or at any other address as any party shall have specified by notice in writing to the other parties.

13.           Severability. In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable, the entire Agreement shall not fail on account thereof. It is further agreed that if any one or more of such paragraphs or provisions shall be judged to be void as going beyond what is reasonable in all of the circumstances for the protection of the interests of the Company, but would be valid if part of the wording thereof were deleted or the period thereof reduced or the range of activities covered thereby reduced in scope, the said reduction shall be deemed to apply with such modifications as may be necessary to make them valid and effective and any such modification shall not thereby affect the validity of any other paragraph or provisions contained in this Agreement.

14.           Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Such counterparts may be delivered by fax or e-mail/.pdf transmission, such shall not impair the validity thereof.

15.           Entire Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of the Employee by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement. This Agreement terminates and supersedes any and all prior agreements and understandings (whether written or oral) between the parties with respect to the subject matter of this Agreement.

16.           Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Employee and a disinterested officer or director of the Company. By an instrument in writing similarly executed, the Employee or the Company may waive compliance by the other party or parties with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

17.           Section 409A. The parties acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and the parties agree to use their best efforts to achieve timely compliance with, Section 409A. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any compensation or benefits payable or provided under this Agreement (including the Severance Payment) may be subject to Section 409A, the Company may adopt (without any obligation to do so or to indemnify the Employee for failure to do so) such limited amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company reasonably determines are necessary or appropriate to: (i) exempt the compensation and benefits payable under this Agreement from Section 409A and/or preserve the intended tax treatment of the compensation and benefits provided with respect to this Agreement or (ii) comply with the requirements of Section 409A; provided, however, that before the Company adopts any such amendment to this Agreement or policy (excluding for this purpose a policy that applies generally to plans or arrangements in addition to this Agreement), the Company will provide notice to the Employee reasonably in advance of adopting the amendment or policy of the need and appropriateness of such amendment or policy. No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from the Employee or any other individual to the Company or any of the Company’s affiliates, Employees or agents.

[Remainder of page left blank intentionally; signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the 29th Day of December, 2017.

Employee /s/ Abhishek Jain Abhishek Jain GROM SOCIAL ENTERPRISES, INC. By: /s/ Melvin Leiner Melvin Leiner, Executive Vice President

D-1-7

EXHIBIT “D-2”

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is entered into on January 1, 2018 and is effective for all purposes as of the Effective Date (as defined below), by and between Grom Social Enterprises, Inc., a Florida corporation (the “Company”, or “Grom”), and Dimitry Polonskiy (the “Employee”).

RECITALS:

WHEREAS, the Company and the Employee now desire to enter into this Agreement to memorialize the terms and conditions under which the Employee shall hereinafter serve as Grom’s Software Engineer.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.            Certain Definitions. The following capitalized terms shall have the following meanings. All other capitalized terms used herein shall have the meanings set forth in this Agreement.

(a)            “Cause”: For purposes of this Agreement, the Company shall have “Cause” to terminate the Employee’s employment hereunder for any of the following actions: (i) the Employee causing material harm to the Company through (A) an uncured material breach by the Employee of the terms and provisions of this Agreement or (B) the commission by Employee of an act or acts of gross negligence, dishonesty, fraud or willful malfeasance in the performance of his duties hereunder, (ii) Employee is indicted for, or convicted of, or pleads guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude or a felony under federal or applicable state law, or (iii) the Employee’s uncured failure to perform his material duties under this Agreement.

(b)            “Common Stock” means the shares of common stock, par value $0.001 per share, of the Company.

(c)            “Contract Year” shall be a calendar year.

(e)            “Disability” shall mean the absence of the Employee from the Employee’s duties to the Company for a total of 30 consecutive days, or 60 days during any one six-month period as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company and acceptable to the Employee or the Employee’s legal representative (such agreement as to acceptability not to be withheld unreasonably)

(f)             “Effective Date” means January 1, 2018.

(g)            “Good Reason”: The Employee shall have Good Reason to resign from employment upon the occurrence of any of the following events:

(i)              a material breach of this Agreement by the Company.

The Employee must provide to the Company written notice of his resignation within ten (10) days following the occurrence of the event or events constituting Good Reason and the Company shall have a period of thirty (30) days following its receipt of such notice (the “Cure Period”), the Employee shall still be entitled to pay and benefits during the period in which to cure such event or events. If the Company does not cure the event or events constituting the basis for Good Reason by the end of the Cure Period, the Employee may resign from employment within seven (7) days immediately following the last day of the Cure Period. A resignation or other voluntary termination of employment by the Employee that does not comply with the requirements of this Section 1(g) shall not constitute termination for Good Reason.

(h)            “Section 409A” shall mean, collectively, Section 409A of the Internal Revenue Code of 1986, as amended, and the Department of Treasury Regulations and other interpretive guidance promulgated thereunder, including without limitation any such regulations or other guidance that may be issued after the date of this Agreement.

(i)             “Fyoosion” shall mean the Grom business unit housing the assets/business purchased by the Company from Fyoosion, LLC on December 29, 2017.

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2.             Employment.

(a)            The Company shall continue to employ the Employee and the Employee shall remain employed by the Company during the Contract Term (as defined below) in the position set forth in Section 3 and upon the other terms and conditions herein provided unless the Employee’s employment is terminated earlier as provided in Section 7 hereof.

(b)            The term of this Agreement shall begin on the Effective Date and shall end on the one (1) year anniversary of the Effective Date (the “Initial Term”) and, after the expiration of the Initial Term, this Agreement shall automatically renew for successive one (1) year terms (each a “Renewal Term” and, collectively with all Renewal Terms and the Initial Term, the “Contract Term”), unless this Agreement is otherwise terminated pursuant to the terms hereof. Either party may give written notice of intent not to renew at least 30 days prior to the end of the Initial Term.

3.             Position and Duties.

(a)             During the Contract Term, the Employee shall serve as a software engineer for Grom;

(b)            The Employee shall be required to spend substantially all of his business time on the business and affairs of the Company.

4.             Confidential Information; Non-Solicitation; Non-Disparagement; and Return of Company Property.

(a)             Confidential Information. The Employee acknowledges that he has had and will have access to confidential information (including, but not limited to, current and prospective confidential know-how, marketing plans, business plans, financial and pricing information, and information regarding acquisitions, mergers and/or joint ventures) concerning the business, customers, clients, contacts, prospects and assets of the Company and its subsidiaries “ Grom Entities”) that is unique, valuable and not generally known outside the Grom Entities, and which was obtained from the Grom Entities or which was learned as a result of the performance of services by the Employee on behalf of the Grom Entities (“Confidential Information”). The Employee agrees that he will not, at any time, directly or indirectly, use, divulge, furnish or make accessible to any person any Confidential Information, but instead will keep all Confidential Information strictly and absolutely confidential and use such Confidential Information in the furtherance of the business of the Grom Entities; provided, however, that this provision shall not prevent the Employee from using his general business skill and knowledge in any future employment to the extent such skill and knowledge is not specifically related to the business of the Confidential Information. The Employee will deliver promptly to the Company, at the termination of his employment or at any other time at the Company’s request, without retaining any copies (other than Employee Records, as defined below), all documents and other materials in his possession relating, directly or indirectly, to any Confidential Information. For purposes of this Agreement, “Employee Records” shall mean any written or electronic records of the Employee’s personal contacts.

(b)            Employee acknowledges and recognizes the competitive nature of the business of the Company and its affiliates and accordingly agrees as follows: During his employment and for an twenty-four (24) month period commencing from the Date of Termination, Employee will not, directly or indirectly engage in any of the following actions with any company operating the Restricted Area (as defined below): (a) engage in any business for Employee's own account that competes with the business of the Company or its affiliates, (b) enter the employ of, or render any services to, any person engaged in any business that competes with the business of the Company or its affiliates or (c) acquire a financial interest in any person engaged in any business that competes with the business of the Company or its affiliates, directly or indirectly, as an individual, partner, stockholder, officer, director, principal, agent, trustee or consultant. Notwithstanding anything to the contrary in this Agreement, Employee may, directly or indirectly, own, solely as an investment, securities of any person engaged in the business of the Company or its affiliates which are publicly traded on a national or regional stock exchange or on an over-the-counter market if Employee (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own five percent (5%) or more of any class of securities of such person.

(c)            Non-Solicitation of Employees. During the Contract Term and for a period of two (2) years thereafter, the Employee shall not directly or indirectly, hire or recruit or solicit the employment or services of (whether as an Employee, officer, director, agent, consultant or independent contractor), any Employee, officer, director, full-time consultant or independent contractor of the Grom Entities.

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(d)            Non-Solicitation of Business Partners. The Employee shall not directly or indirectly, solicit or encourage, or attempt to solicit or encourage, any customers, suppliers, licensees, agents, consultants or independent contractors or other business partners or business affiliates of the Grom Entities (collectively, “Business Partners”), to cease doing business with or modify their business relationship with the Grom Entities, or in any way intentionally interfere with the relationship between any such Business Partner and the Grom Entities (regardless of who initiates the contact).

(e)             Non-Disparagement. The Employee shall not make, and shall not cause or direct any person or entity to make, any disparaging or untrue comments or statements, whether written or oral, about any Grom Entity (or any shareholder, member, director, manager or officer thereof). No Grom Entity shall make, and shall not cause or direct any person or entity to make, any disparaging or untrue comments or statements, whether written or oral, about Employee. “Disparaging” comments or statements include such comments or statements which discredit, ridicule, or defame any person or entity or place such person or entity in a negative light or impair the reputation, goodwill or commercial interest thereof.

(f)             Return of Company Property/Passwords. The Employee hereby expressly covenants and agrees that following termination of the Employee’s employment with the Company for any reason or at any time upon the Company’s request, the Employee will promptly return to the Company all property of the Company in his possession or control (whether maintained at his office, home or elsewhere), including, without limitation, all Company passwords, credit cards, keys, laptop computers, cell phones and all copies of all management studies, business or strategic plans, budgets, notebooks and other printed, typed or written materials, documents, diaries, calendars and data of or relating to the Grom Entities or their personnel or affairs, in whatever media maintained; provided, that, the Employee shall be permitted to retain his Employee Records.

(g)            Remedies for Breach. The Employee acknowledges that a breach of this Section 4 would immediately and irreparably harm the Grom Entities and that a remedy at law would be inadequate to compensate the Grom Entities for their losses by reason of such breach and therefore that the Company and/or the Grom Entities shall, in addition to any other rights and remedies available under this Agreement, at law or otherwise, be entitled to an injunction to be issued by any court of competent jurisdiction enjoining and restraining the Employee from committing any violation of this Section 4, without the necessity of proving actual damages or posting bond, and the Employee hereby consents to the issuance of such injunction.

5.             Place of Employment. During his employment hereunder, the Employee shall be based at any location of his preference.

6.             Compensation and Related Matters. During the Employee’s employment hereunder, the Employee shall be paid the compensation and shall be provided with the benefits described below:

(a)            Annual Base Salary. The Employee’s annual base compensation (“Annual Base Salary”) shall be $48,000 payable in monthly installments of $5,000 and payable in accordance with the Company’s prevailing payroll practice.

(b)            Equity Compensation. As part of Employee’s compensation package Employee shall receive a non-qualified stock option (the “Option”) exercisable for a period of five years to purchase 15,000 shares of the Common Stock of the Company at a strike price of $1.50 per share. This option shall vest pro-rata over a 36-month period at the rate of 417 shares per month commencing on February 1, 2018. These options only vest if Fyoosion attains profitability post-closing. If Fyoosion is not profitable, the options shall not vest The terms related to Options are as follows:

(i)	All vested options must be exercised within 90 days from the termination of employment

(ii)	Options, whether vested or unvested shall be immediately forfeited in the event of termination of employment for cause and including, but not limited to, fraud, theft, Employee dishonesty and violation of Company policy; purchasing or selling securities of the Company without written authorization information guidelines, breaching any duty of confidentiality including that required competing with the Company; or a finding by the Company's Board that the Employee has acted against the interests of the Company

Upon the occurrence of any of the following events, the Employee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided unless otherwise specifically provided in a written agreement between the Employee and the Company relating to such Options:

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If the shares of common stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of its common stock as a stock dividend on its outstanding common stock, the number of shares of common stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

- If the Company is to be consolidated with or acquired by another entity pursuant to an Acquisition, the Board of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of common stock in connection with the Acquisition; or (ii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options over the exercise price thereof.

- In the event of a recapitalization or reorganization of the Company pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of common stock, the Employee upon exercising Options shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Options prior to such recapitalization or reorganization.

- Except as expressly provided herein, no issuance by the Company of shares of common stock of any class or securities convertible into shares of common stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities of the Company.

(d)            Benefits. The Employee shall be entitled to participate in or receive benefits under any Employee benefit plan or other arrangement made available by the Company to any of its Employees (including, without limitation, the Company’s medical, 401(k) and similar plans as may be approved by the Board, collectively, the “Benefits”), on terms at least as favorable as those on which other senior Employees of the Company shall participate with Employee contribution for benefit plans determined annually; provided, however, that the Employee shall be entitled to four weeks of paid vacation during each Contract Year, exclusive of Company holidays.

(e)             Expenses. The Company shall reimburse the Employee for all reasonable travel and other business expenses incurred by the Employee in the performance of his duties to the Company hereunder. Such expenses shall be reimbursable in accordance with prevailing policies of the Company upon submission of verifiable receipts.

7.            Termination. The Employee’s employment hereunder may be terminated prior to the end of the Contract Term by the Company or the Employee, as applicable, without any breach of this Agreement only under the following circumstances:

(a)            Death. This Agreement and the Employee’s employment hereunder shall terminate upon the Employee’s death.

(b)            Disability. If the Disability of the Employee has occurred during the Contract Term, the Company may give the Employee written notice of its intention to terminate the Employee’s employment. In such event, the Employee’s employment with the Company (including the rights to receive compensation and benefits, except as otherwise required by law) shall terminate effective on the 30th day after receipt of such notice by the Employee, provided that within the 30 days after such receipt, the Employee shall not have returned to full-time performance of his duties.

(c)             Cause. The Company may terminate the Employee’s employment hereunder for Cause immediately upon the Company providing notice of termination to Employee.

(d)            Without Cause. The Company may terminate the Employee’s employment hereunder without Cause upon 30 days’ notice.

(i)                 In the event the Company terminates Employee’s employment for Good Reason, the Company shall pay the Employee severance as follows: the Employee shall be eligible for 3 months of severance payments at the monthly rate of $5,000.00 payable in accordance with the Company’s payroll policies.

(ii)                In the event the Company terminates Employee’s employment before the end of the Initial Term for Cause or Employee resigns his employment without Good Reason, Employee will be entitled to the salary and benefits he has accrued up until that date but the Company shall have no further obligations to Employee and shall have no obligation to pay Employee a bonus, pro-rated or otherwise, for the work he has performed during the year of the termination.

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(e)             Good Reason. The Employee may resign from his employment for Good Reason (as provided in Section 1(g)).

(f)             Resignation without Good Reason. The Employee may resign his employment without Good Reason upon 30 days written notice to the Company.

(g)            Notice of Termination. Any termination of the Employee’s employment hereunder by the Company or the Employee (other than by reason of the Employee’s death) shall be communicated by a notice of termination to the other party hereto. For purposes of this Agreement, a “notice of termination” shall mean a written notice which (i) indicates the specific termination provision in the Agreement relied upon, (ii) sets forth in reasonable detail any facts and circumstances claimed to provide a basis for termination of the Employee’s employment under the provision indicated and (iii) specifies the effective date of the termination.

8.             Arbitration. In the event that the Company or the Employee, his spouse or any other person claiming benefits on behalf of or through Employee, has a dispute or claim based upon this Agreement, including the interpretation or application of the terms and provisions of this Agreement, the sole and exclusive remedy is for that party to submit the dispute to binding arbitration in accordance with the rules of arbitration of the American Arbitration Association (“AAA”) in Florida. Any arbitrator selected to arbitrate any such dispute shall be independent and neutral and will have the power to interpret this Agreement. Any determination or decision by the arbitrator shall be binding upon the parties and may be enforced in any court of law. The expenses of the arbitrator will be paid 50% by the Company and 50% by Employee, his spouse or other person, as the case may be, provided that the arbitrator shall be free to apportion such fees between the parties as he/she may determine in his/her discretion as permitted by the AAA rules of arbitration. The parties agree that this arbitration provision does not apply to the right of the Employee to file a charge, testify, assist or participate in any manner in an investigation, hearing or proceeding before the Equal Employment Opportunity Commission or any other agency pertaining to any matters covered by this Agreement and within the jurisdiction of the agency; and that the prevailing party shall receive attorney’s fees.

9.             Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the Company, the Employee and their respective successors, assigns, personal and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.

10.           Governing Law. This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of Florida, without reference to principles of conflicts or choice of law under which the law of any other jurisdiction would apply.

11.           Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

12.           Notices. Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile transmission or certified or registered mail, postage prepaid, as follows:

If to Employee:

Dimitry Polonskiy

4 Poplar Avenue

North Brunswick, NJ. 08902

If to Company:

Grom Social

2060 NW Boca Raton Blvd., Suite #6

Boca Raton, FL 33431

Attention: Mel Leiner, Executive VP

or at any other address as any party shall have specified by notice in writing to the other parties.

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13.           Severability. In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable, the entire Agreement shall not fail on account thereof. It is further agreed that if any one or more of such paragraphs or provisions shall be judged to be void as going beyond what is reasonable in all of the circumstances for the protection of the interests of the Company, but would be valid if part of the wording thereof were deleted or the period thereof reduced or the range of activities covered thereby reduced in scope, the said reduction shall be deemed to apply with such modifications as may be necessary to make them valid and effective and any such modification shall not thereby affect the validity of any other paragraph or provisions contained in this Agreement.

14.           Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Such counterparts may be delivered by fax or e-mail/.pdf transmission, such shall not impair the validity thereof.

15.           Entire Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of the Employee by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement. This Agreement terminates and supersedes any and all prior agreements and understandings (whether written or oral) between the parties with respect to the subject matter of this Agreement.

16.           Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Employee and a disinterested officer or director of the Company. By an instrument in writing similarly executed, the Employee or the Company may waive compliance by the other party or parties with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

17.           Section 409A. The parties acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and the parties agree to use their best efforts to achieve timely compliance with, Section 409A. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any compensation or benefits payable or provided under this Agreement (including the Severance Payment) may be subject to Section 409A, the Company may adopt (without any obligation to do so or to indemnify the Employee for failure to do so) such limited amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company reasonably determines are necessary or appropriate to: (i) exempt the compensation and benefits payable under this Agreement from Section 409A and/or preserve the intended tax treatment of the compensation and benefits provided with respect to this Agreement or (ii) comply with the requirements of Section 409A; provided, however, that before the Company adopts any such amendment to this Agreement or policy (excluding for this purpose a policy that applies generally to plans or arrangements in addition to this Agreement), the Company will provide notice to the Employee reasonably in advance of adopting the amendment or policy of the need and appropriateness of such amendment or policy. No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from the Employee or any other individual to the Company or any of the Company’s affiliates, Employees or agents.

[Remainder of page left blank intentionally; signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the 29th day of December, 2017.

Employee: /s/ Dimitry Polonskiy Dimitry Polonskiy GROM SOCIAL ENTERPRISES, INC. By: /s/ Melvin Leiner Melvin Leiner, Executive Vice President

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